                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                   FORM 8-K/A

                                Amendment No. 1

                                      To

                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported)  July 2, 1996



                      EASTERN ENVIRONMENTAL SERVICES, INC.
                      ------------------------------------
                 (Exact name of issuer as specified in charter)

      Delaware                     0-16102        59-2840783
   (State or Other Jurisdiction    Commission     (I.R.S. Employer
      or Incorporation or          file number     Identification
      Organization)                                Number)

               1000 Crawford Place, Mt. Laurel, New Jersey  08054
                    (Address of principal executive offices)

                                 (609) 235-6009
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.
- ----------------------------------------------

   Allied Waste Services, Inc., a Delaware corporation ("Allied"), is a wholly-owned subsidiary of Eastern Environmental Services, Inc. (the "Registrant"). On July 2, 1996, Allied acquired ("the Acquisition") substantially all of the assets related to the operations of Allied Environmental Services, Inc., and Allied Environmental Services West, Inc. (collectively referred to as the "Companies") from Global Spill Management, Inc. ("the Shareholder") and Stuart
H. Berry and Alan Hershkowitz ("the Individuals"). The Shareholder, Companies and the Individuals are collectively referred to as the "Sellers". The Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries.

   The acquisition was made pursuant to the terms of an Agreement for the Sale and Purchase of Assets (the "Purchase Agreement") dated June 27, 1996. The Purchase Agreement is incorporated by reference as Exhibit 10.1. The description of the acquired assets and the Acquisition transaction set forth herein is qualified in its entirety by reference to the Purchase Agreement.

   Allied paid consideration of $700,000 (the "Purchase Price") to the Sellers for the acquired assets. The total consideration was paid in 116,667 shares of restricted common stock of the Registrant. The total number of shares delivered to the Companies was determined by valuing the Registrants stock at six ($6.00) dollars per share. Purchaser is obligated to have the stock registered under the Securities Act of 1933 within ninety (90) days of the date of closing pursuant to a "shelf registration" of the Registrants stock.

   Under the terms of the Purchase Agreement, Allied assumed no obligations or liabilities of the Sellers except for the responsibility of paying certain vendor liabilities and performing the unperformed obligations under certain uncompleted customer contracts. The acquired assets were transferred to Allied free and clear of all liens, encumbrances, security interests and claims, except for the liabilities specifically assumed by Allied. The terms of the purchase are more fully described in the Purchase Agreement.

   The acquired assets include all office furniture, equipment, and supplies used in the operations of the Companies, all rights and interests in the customer accounts receivable of the Companies whether billed or unbilled as of the closing date; customer contract rights; all rights, title and interest of the Companies in leases for real property, trade secrets, property rights, symbols, trademarks, trade names, logos, telephone directory listings used by the Companies; all permits, licenses, franchises, consents and other approvals for governmental agreements used in the operations of the business; and all goodwill of the business conducted by the Companies. The acquired assets were used by the Sellers in the business of arranging for the testing, disposal and transportation of contaminated soil, asbestos, construction and demolition waste and municipal waste. Allied intends to continue to use the acquired assets for this purpose.

Item 7. Combined Financial Statements, Pro Forma
        Financial Information, and Exhibits
        -----------------------------------

     (a)  Combined financial statements of businesses acquired.
          The following financial statements of Allied Environmental Services, Inc. and Affiliates are filed as a part of this report and are set forth in the pages attached hereto.
          Independent Auditors' Report.
          Combined Balance Sheet as of June 30, 1995.
          Combined Statements of Operations for the five months ended
           November 30, 1994 and seven months ended June 30, 1995.
          Combined Statements of Stockholders' (Deficiency) for the five months ended November 30, 1994 and seven months ended June
           30, 1995.
          Combined Statements of Cash Flows for the five months ended
           November 30, 1994 and seven months ended June 30, 1995.
          Notes to Combined Financial Statements.


          Independent Auditors' Report.
          Combined Balance Sheet as of June 30, 1994.
          Combined Statement of Income for the twelve months ended
           June 30, 1994.
          Combined Statement of Cash Flows for the twelve months ended
           June 30, 1994.
          Combined Retained Earnings Statement for the twelve months ended June 30, 1994.
          Notes to Combined Financial Statements.

          Combined Balance Sheet as of June 30, 1996 (Unaudited)
          Combined Statement of Operations for the year ended June 30, 1996
           (Unaudited)
          Note to Combined Financial Statements.

     (b)  Pro forma financial information.

          The following pro forma financial information is filed as a part of this report and is set forth in the pages attached hereto.
          Eastern Environmental Services, Inc.

          Pro Forma Combined Statement of Operations for the twelve months ended June 30, 1996 (unaudited).
          Pro Forma Combined Balance Sheet as of June 30, 1996 (unaudited).

     (c) Exhibits.

     * 10.1 Agreement for the sale and Purchase of the assets dated June 27, 1996 between Allied Waste Services, Inc. and Global Spill Management, Inc., Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Stuart H. Berry, and Alan Hershkowitz.

       23.1  Consent of BDO Seidman, LLP

       23.2  Consent of B.J. Klinger & Co., P.C.

- -------------------------------
*            Previously filed in the Current Report on Form 8K dated July 2,
             1996


                                   Signature
                                   ---------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        EASTERN ENVIRONMENTAL SERVICES, INC.


Date:   September 16, 1996        By:     /s/ Louis D. Paolino, Jr.
                                     ---------------------------------------
                                         Louis D. Paolino, Jr.
                                         President

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996

     The following unaudited pro forma combined balance sheet as of June 30, 1996 gives effect to the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of approximately $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share. The above transaction is presented as if it had occurred on June 30, 1996.

     The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes thereto appearing elsewhere in this filing.

                                                                  Allied
                                                  Eastern      Environmental
                                               Environmental   Services, Inc.    Pro Forma                      Pro Forma
                                              Services, Inc.   and affiliates   Adjustments                      Combined
                                              --------------  ---------------  ------------                      --------
Assets
Current assets:
  Cash and cash equivalents                      $   617,398      $    (2,663)  $     2,663              (1)  $   617,398
  Accounts receivable, net of allowance            1,272,138        2,058,642      (783,610)             (1)    2,547,170
  Deferred income taxes                              372,445                0             0                       372,445
  Tax refund receivable                               74,467                0             0                        74,467
  Prepaid expenses and other
       current assets                                634,548           16,552       (16,552)             (1)      634,548
                                                     -------           ------       -------                       -------
Total current assets                               2,970,996        2,072,531      (797,499)                    4,246,028

Net property and equipment                        10,918,566            5,484          (484)             (1)   10,923,566

Assets held for resale                               859,262                0             0                       859,262
Intangible assets                                    311,014          127,116       417,884              (1)      856,014
Other assets                                         505,173                0             0                       505,173
                                                     -------          -------         -----                       -------

Total assets                                     $15,565,011      $ 2,205,131   $  (380,099)                  $17,390,043
                                                 ===========      ===========   ===========                   ===========

Liabilities and stockholders' equity

Current liabilities:
  Short-term borrowings                          $   237,500      $         0   $         0                   $   237,500
  Accounts payable                                 1,945,343        1,524,541      (399,509)             (1)    3,070,375
  Accrued expenses                                 1,329,579           20,546       (20,546)             (1)    1,329,579
  Income taxes payable                                57,739                0             0                        57,739
  Current portion of accrued
   environmental costs                               870,000                0             0                       870,000
  Current position of long-term debt                 663,352                0             0                       663,352
                                                     -------                -             -                       -------
Total current liabilities                          5,103,513        1,545,087      (420,055)                    6,228,545

Deferred income taxes                                444,797                0             0                       444,797
Long-term debt                                     1,681,816                0             0                     1,681,816
Other Liabilities                                                           0             0                             0
Accrued environmental costs                        2,088,457                0             0                     2,088,457

Stockholders' equity:
  Common stock                                        60,777           11,200       (10,033)             (1)       61,944
   Additional paid-in capital                      9,020,714        3,071,396    (2,372,563)             (1)    9,719,547
  Retained earnings                               (2,758,804)      (2,422,552)    2,422,552              (1)   (2,758,804)
                                                  ----------       ----------    ----------              ---   ----------
                                                   6,322,687          660,044        39,956                     7,022,687
  Less treasury stock at cost - 39,100
   common shares                                      76,259                0             0                        76,259
                                                      ------                -             -                        ------
Total stockholders' equity                         6,246,428          660,044        39,956                     6,946,428
                                                 -----------      -----------   -----------                   -----------

Total liabilities and stockholders' equity       $15,565,011      $ 2,205,131   $  (380,099)                  $17,390,043
                                                 ===========      ===========   ===========                   ===========

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 June 30, 1996


(1) To record the purchase of Allied Environmental Services, Inc. and affiliates for consideration of $700,000 in EESI stock at an assumed fair market value of $6.00 per share. The excess of the cumulative purchase price over the cumulative net book value of the assets acquired has been assigned to goodwill. The assets not acquired and the liabilities not assumed have been eliminated.

               UNAUDITED PRO FORMA COMBINED SUMMARY OF OPERATIONS
                            YEAR ENDED JUNE 30, 1996

     The following unaudited pro forma combined summary of operations for the year ended June 30, 1996 gives effect to the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share. The above transaction is presented as if it occurred on July 1, 1995.

     The following unaudited pro forma financial data may not be indicative of what the results of operations of Eastern Environmental Services, Inc. would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the results of operations of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes thereto appearing elsewhere in this filing.

                                                          Allied
                                    Eastern            Environmental
                                  Environmental        Services, Inc.        Pro Forma            Pro Forma
                                  Services, Inc.       and affiliates       Adjustments            Combined
                                  --------------       --------------       -----------         -----------
Revenues                              $7,632,503          $11,097,634       $         0         $18,730,137
Cost of revenues                       6,857,418            8,255,721                 0          15,113,139
                                     ------------         ------------      ------------        ------------
Gross Profit                             775,085            2,841,913                 0           3,616,998

Selling, general and                                                           (137,032)     (1)
  administrative expenses              3,853,145            3,040,918          (785,723)     (2)  5,971,308
                                     ------------         ------------      ------------        ------------

Operating loss                        (3,078,060)            (199,005)         (922,755)         (2,354,310)

Interest expense                        (153,428)            (109,386)                             (262,814)
Other expense                           (268,555)          (2,621,380)       (2,621,380)     (3)   (268,555)
                                     ------------         ------------      ------------         -----------
Loss before income taxes
  (benefit)                           (3,500,043)          (2,929,771)       (3,544,135)         (2,885,679)

Income taxes (benefit)                         -                    -                 -                   -
                                     ------------         ------------      ------------        ------------
Net Loss                             $(3,500,043)         $(2,929,771)      $(3,544,135)        $(2,885,679)
                                     ============         ============      ============        ============

Loss per share                                                                                     $   (.51)
                                                                                                   =========

Weighted average number of shares
  outstanding                                                                         (4)         5,688,620
                                                                                                  ==========

          NOTES TO UNAUDITED PRO FORMA COMBINED SUMMARY OF OPERATIONS
                           YEAR ENDED JUNE 30, 1996

     1.) To adjust amortization expenses for the change in the value of goodwill, net of historical amortization of Allied Environmental Services, Inc. and Affiliates ("Allied") which would have occurred had the purchase of the assets of Allied been completed July 1, 1995.

     2.) To eliminate substantially all intercompany administrative expenses and other intercompany charges that in the opinion of management, would not have been necessary to operate Allied as a wholly owned subsidiary of Eastern Environmental Services, Inc.

     3.) To eliminate the loss on the write-off of certain intangible assets of Allied for which in the opinion of Allied's management had no further benefit.

     4.) For purposes of determining pro forma loss per share, the issuance of 116,667 shares of common stock as consideration for the purchase of the assets of Allied were considered to have been outstanding from July 1, 1995.

[LETTERHEAD OF B.J. KLINGER & CO., P.C. APPEARS HERE]


Independent Auditor's Report



To the Shareholders and Board of Directors of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid - Atlantic, Inc., and Allied Waste Management, Inc.

We have audited the accompanying combined balance sheet of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid - Atlantic, Inc., and Allied Waste Management, Inc. as of June 30, 1994, and the related combined statements of income, cash flows, and retained earnings for the twelve months beginning July 1, 1993 and ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid - Atlantic, Inc., and Allied Waste Management, Inc, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/  B.J. Klinger & Co., P.C.
B.J. Klinger & Co., P.C.
August 19, 1996

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
                            Combined Balance Sheet
                                 June 30, 1994

                                    Assets

Current Assets
  Accounts Receivable                                  $3,381,166
  Allowance For Doubtful Accounts                         (40,000)
  Prepaid Expenses                                         12,451
  Employee Advances                                         3,250
  Payroll Exchange                                          2,224
  Due from Affiliate                                       86,215

      Total Current Assets                                         3,445,307

Fixed Assets -  Net of Depreciation  & Amortization          7,073
                                                             -----
      Total Fixed Assets                                               7,073

Other Assets
  Security Deposits                                          3,900
                                                             -----
     Total Other Assets                                                3,900
                                                                       -----
          Total Assets                                            $3,456,280
                                                                  ----------


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid- Atlantic, Inc.
                            Combined Balance Sheet
                                 June 30, 1994

                       Liabilities & Stockholders Equity

Current Liabilities
  Overdraft In Bank                                      $144,007
  Accounts Payable                                      3,019,327
  Accrued Expenses Payable                                 52,496
  Accrued Payroll Taxes                                     4,036
  N.Y.S. Sales Taxes Payable                                2,772
                                                            -----
      Total Current Liabilities                                       3,222,639

Non Current Liabilities
      Total Non Current Liabilities                                           0

Stockholders Equity
  Common Stock                                             11,200
  Subscriptions Receivable                                (10,200)
  Retained Earnings                                       232,641
                                                          -------
      Total Stockholders Equity                                         233,641

          Total Liabilities & Stockholders Equity                    $3,456,280
                                                                     ----------


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
                         Combined Statement of Income
                   For The Twelve Months Ended June 30, 1994


                                                  12 Months Ended
                                                  ---------------
                                                   June 30, 1994        Pct.
                                                   -------------        ----
Revenue
  Sales                                             $13,252,892           100.78
  Sales Allowances                                     (101,956)           -0.78
                                                       ---------
      Total Revenue                                  13,150,936           100.00

Cost of Goods Sold (See Schedule)                    11,142,750            84.73
                                                     ----------            -----

          Gross Profit                                2,008,186            15.27

General, & Administrative Expenses - (See             1,897,003            14.42
Schedule)                                             ---------            -----

      Operating Income                                  111,183             0.85

Other Income                                                330             0.00

      Total Other Income                                    330             0.00

      Net Income Before Taxes                           111,513             0.85
                                                        -------             ----
Provision for Income Taxes
  Income Tax Expense                                      1,793             0.01
                                                          -----             ----

          Net Income                                   $109,720             0.83
                                                       --------             ----


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid Atlantic, Inc.
                      Combined Schedule of Cost of Sales
                   For The Twelve Months Ended June 30, 1994



                                           12 Months Ended
                                           ---------------
                                            June 30, 1994       Pct.
                                            -------------       ---
Cost of Sales
  Trucking & Disposal Costs                  $11,142,750          84.73
                                             -----------          -----

      Total Cost of Sales                    $11,142,750          84.73
                                             -----------          -----


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
            Combined Schedule of General & Administrative Expenses
                   For The Twelve Months Ended June 30, 1994


                                               12 Months Ended
                                               ---------------
                                                June 30, 1994         Pct.
                                                -------------         ---
General & Administrative Expenses
  Salaries Officers                                 $463,385             3.52
  Salaries Other                                     562,100             4.27
  F.I.C.A. Expense                                    48,336             0.37
  Freight Out                                          2,720             0.02
  Automobile Expenses                                 34,621             0.26
  Rent                                                37,356             0.28
  Insurance Expense                                   86,604             0.66
  Professional Fees                                   49,004             0.37
  Maintenance & Repairs                                  337             0.00
  Office Expense                                      28,113             0.21
  Advertising                                         10,967             0.08
  License & Permits                                    5,042             0.04
  Bid & Bonding Expense                               91,531             0.70
  Commission Expense                                 199,597             1.52
  Telephone Expense                                   66,702             0.51
  Selling Expenses                                    11,801             0.09
  Gifts                                                3,773             0.03
  Travel Expense                                      16,217             0.12
  Meals & Entertainment                               15,116             0.11
  Utilities                                              577             0.00
  Dues & Subscriptions                                12,169             0.09
  Stationary & Postage                                14,561             0.11
  Bank Charges                                         4,132             0.03
  Miscellaneous Expenses                                 671             0.01
  Security                                               253             0.00
  Depreciation                                         1,043             0.01
  Amortization                                            72             0.00
  State Unemployment Insurance                         7,007             0.05
  Federal Unemployment Insurance                       1,822             0.01
  Reimbursed Employee Expenses                        66,970             0.51
  Outside Labor                                        4,985             0.04
  Contributions                                          240             0.00
  Payroll Services                                     2,517             0.02
  Penalties & Fines                                      641             0.00
  Computer Expense                                     3,634             0.03
  Printing Expenses                                    2,343             0.02
  Bad Debt Expense                                    40,047             0.30
                                                      ------             ----
      Total General & Administrative Expenses     $1,897,003            14.42
                                                  ----------            -----

See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                          Allied Mid - Atlantic, Inc.
                       Combined Statement of Cash Flows
                   For The Twelve Months Ended June 30, 1994

  Net Income                                                            $109,720

Adjustments to reconcile Net Income to Net -
Cash provided by Operating Activities:
  Depreciation & Amortization                                    1,115
  Increase in Payroll Exchange                                    (151)
  Increase in Accounts Receivable                           (1,489,015)
  Increase in Allowance for Bad Debts                           40,000
  Increase in Prepaid Expenses                                  (3,103)
  Increase in Due From Officer                                  (2,100)
  Decrease in Due From Employee's                                1,350
  Increase in Due From Affiliate                               (28,785)
  Increase in Security Deposits                                 (1,500)
  Increase in Accounts Payable                               1,304,420
  Increase in Payroll Taxes Payable                              1,867
  Increase in State Sales Tax Payable                              953
  Increase in Garnishee Payable                                     45
  Decrease in Salaries Payable                                    (942)
  Decrease in Accrued Expenses Payable                          (1,500)
  Decrease in Accrued Payroll Payable                           (8,891)
  Increase in Accrued Commissions                               45,020
                                                                ------
    Total Cash Used in Operating Activities                    (31,498)
                                                                ------
Net Cash Used By Investing Activities
  Purchases of Office Equipment                                 (1,022)
                                                                ------

    Total Cash Used in Investing Activities                     (1,022)
                                                                ------
Net Cash Used or Provided by Financing -
Activities:
  Capital Stock                                                    100
                                                                   ---

    Total Cash Provided by Financing Activities                    100
                                                                   ---

Net Decrease in Cash                                           (32,420)
                                                                ------

Cash Balance at Beginning of Period                           (111,587)
                                                               -------

Cash Balance at End of Period                                ($144,007)
                                                              --------

See accompanying summary of accounting policies & notes to financial statements

            [LETTERHEAD OF B. J. KLINGER & CO., P. C. APPEARS HERE]

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
                     Combined Retained Earnings Statement
                For the Twelve Month Period Ended June 30, 1994

Retained Earnings
  December 31, 1993                                                   $143,020
  Less: Net Profit Six Months Beginning July 1, -
  1993 to December 31, 1993                                            (20,099)
                                                                        ------

  Beginning Retained Earnings June 30, 1993                            122,921

  Add: Net Profit Twelve Months Beginning -
  July 1, 1993 to June 30, 1994                                        109,720

  Ending Retained Earnings June 30, 1994                              $232,641
                                                                      --------

See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                    Allied Environmental Services West, Inc.
                          Allied Mid - Atlantic, Inc.
                         Allied Waste Management, Inc.

                   Summary of Significant Accounting Policies
                   ------------------------------------------



Principals of Combination
- -------------------------

The combined financial statements include the accounts of the following companies, all of which have common ownership and or activity as follows. Throughout this report, these companies will be referred to as the "Company" or "Allied". The combined financial statements being reported on represent a twelve month period other than the Company's year end, which is December.

Allied Environmental Services, Inc., 200 Authorized, 100 Issued and Outstanding, $10,000.00

Allied Environmental Services West, Inc., 200 Authorized, 100 Issued and Outstanding, $1,000.00.

Allied Waste Management, Inc., 200 Authorized, 100 Issued and Outstanding, $100.00.

Allied Mid - Atlantic, Inc., 200 Authorized, 100 Issued and Outstanding,
$100.00.

Combined, 800 Authorized, 400 Issued and Outstanding, $11,200.00.

Business Operations
- -------------------

The Company is engaged in arranging for the transportation and disposal of contaminated soil to various waste disposal facilities throughout the United States. The Company's customer base is comprised of companies primarily located in the States of New York, New Jersey, Pennsylvania, and California.

Property Equipment and Depreciation
- -----------------------------------

Property and equipment are stated at their historical cost. Depreciation is provided using the straight line method of depreciation over the estimated useful lives of the assets, which range from five to seven years. Upon sale or retirement of the assets, the cost and accumulated depreciation are eliminated from the accounts and the related gain or loss is included as income. Expenditures for repairs and maintenance are charged to income as incurred.

Revenue Recognition
- -------------------

Revenues are recognized as services are performed.

Concentrations of Credit Risk
- -----------------------------

Trade receivables are financial instruments which potentially subject the Company to credit risk. The Company reviews a customers credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends, and other information. The Company does not require collateral or other security from its customers.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
- -----------------------------------

The carrying amounts reported in the combined balance sheet for accounts receivable, accounts payable, and accrued expenses and other current liabilities approximate fair value because of the immediate or short term maturity of these financial instruments.

Income Taxes
- ------------

The Company filed its income taxes on a cash basis for the calendar year ended December 31, 1994, and the eleven month period ended November 30, 1995. The resulting tax liability for the period reported on was immaterial.

                      Allied Environmental Services, Inc.
                    Allied Environmental Services West, Inc.
                          Allied Mid - Atlantic, Inc.
                         Allied Waste Management, Inc.

                     Notes to Combined Financial Statements
                     --------------------------------------


Property and Equipment

Major classes of property and equipment consist of the following:


Furniture & Fixtures                                                 6,756.00
Accumulated Amortization Furniture & Fixtures                       (1,920.00)
Office Equipment                                                     2,139.00
Accumulated Depreciation Office Equipment                             (324.00)
Leasehold Improvements                                               2,790.00
Accumulated Amortization Leasehold Improvements                     (2,368.00)
                                                                  -----------

                                 Net Property & Equipment            7,073.00

Transactions with Affiliated Companies
- --------------------------------------

Balances with affiliated companies, which are non- interest bearing and provide for no specific repayment terms, consist of:

June 30, 1994

Due from Allied Lead Services, Inc.  $86,215.00

The amounts presented above have been reflected in the financial statements as current.

Lease Obligations
- -----------------

The Company leases its premises in Merrick, N.Y. from Drayman Family Partnership. The lease term is five years beginning in 1991. The lease calls for annualized rent of $24600.00, to be paid in 1994, and $25,830.00 to be paid in 1995. The Company leases additional office space in San Rafael California. This lease agreement is with Garco Investments, Inc.. The lease term is three years beginning in June of 1992. The lease calls for annual rent totaling $4,208.76 to be paid through June of 1995.

Subsequent Events
- -----------------

On December 1, 1994, the Company agreed to sell to Global Spill Management, Inc., a public company, all of the issued and outstanding stock of the Company for $3,072,560.00 payable in cash in the amount of $43,750.00, short term notes in the amount of $1,956,250.00, bearing interest at 8.5% and an eight year note in the amount of $1,072,560.00, bearing interest at 2% above the Wall Street Journal published prime rate. The notes are collateralized by the common stock of Allied and its affiliates purchased by Global Spill Management, Inc. The eight year note is due in annual installments of $134,070.00 on December 1 of each year starting in 1996.

In May of 1996, the Company entered into an agreement under the terms of which its parent, (Global Spill Management, Inc.) has agreed to sell all of the assets of the Company to Eastern Environmental Services, Inc. for stock estimated to be worth $700,000.00.

                   Allied Environmental Services, Inc. and Affiliates

                                                             Contents


==============================================================================


                   Independent Auditors' Report                     3

                   Combined financial statements
                      Balance sheet                                 4
                      Statements of operations                      5
                      Statements of stockholders' equity            6
                      Statements of cash flows                      7

                   Summary of significant accounting policies     8-9

                   Notes to combined financial statements       10-13

                         [BDO LETTERHEAD APPEARS HERE]





      Independent Auditors' Report



      Allied Environmental Services, Inc. and Affiliates
      Merrick, New York

      We have audited the accompanying combined balance sheet of Allied Environmental Services, Inc. and affiliates as of June 30, 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the seven months ended June 30, 1995 and the five months ended November 30, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial state-ments are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presen-tation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Allied Environmental Services, Inc. and affiliates as of June 30, 1995, and the results of their operations and their cash flows for the seven months ended June 30, 1995 and the five months ended November 30, 1994, in conformity with generally accepted accounting principles.

                                                  /s/ BDO Seidman, LLP


      October 12, 1995,
       except for Notes 1 and 7
       which are June 25, 1996

==========================================================================

      June 30,                                                      1995
      --------------------------------------------------------------------
      Assets (Substantially Pledged)

      Current
       Cash                                                   $   96,145
       Accounts receivable, less allowance for
        doubtful accounts of $150,000                          2,357,785
       Prepaid expenses and other current assets                  30,566
       Due from affiliated companies (Note 3)                    115,264
      --------------------------------------------------------------------

      Total current assets                                     2,599,760
      --------------------------------------------------------------------

      Property and equipment, less accumulated
       depreciation (Note 2)                                       8,763
      --------------------------------------------------------------------

      Goodwill, net of accumulated amortization
       of $87,500                                              2,869,034
      --------------------------------------------------------------------




                                                              $5,477,557
      ====================================================================

      =======================================================================

      June 30,                                                      1995
      --------------------------------------------------------------------
      Liabilities and Stockholders' Equity


      Current liabilities
       Current maturities of notes payable,
        former stockholders (Note 5)                          $  166,568
       Accounts payable                                        2,114,719
       Accrued expenses and other current liabilities            135,965
       Due to parent (Note 4)                                    623,605
       Due to affiliated companies (Note 3)                        5,291
      --------------------------------------------------------------------

      Total current liabilities                                3,046,148
      --------------------------------------------------------------------

      Notes payable, former stockholders (Note 5)                938,490

      Commitments (Notes 6, 8 and 9)

      Stockholders' equity
       Common stock, no par value                                 11,200
       Additional paid-in capital (Note 5)                     1,982,748
       (Deficit)                                                (501,029)
      --------------------------------------------------------------------

      Total stockholders' equity                               1,492,919
      --------------------------------------------------------------------

                                                              $5,477,557
      ====================================================================

           See accompanying summary of accounting policies and notes to combined financial statements.

                      Allied Environmental Services, Inc. and Affiliates

                                       Combined Statements of Operations


      ========================================================================

                                            Seven months     Five months
                                                   ended           ended
                                                June 30,    November 30,
                                                    1995            1994
      ===================================================================
      Sales (Note 3)                          $7,886,110      $5,833,545
      -------------------------------------------------------------------

      Cost of sales (Note 3)                   6,275,853       4,774,168
      -------------------------------------------------------------------

      Gross Profit                             1,610,257       1,059,377

      Selling, general and administrative
       expenses                                1,218,154       1,092,617

      Allocation of overhead from parent
       (Note 4)                                  782,961              -
      -------------------------------------------------------------------

      Total selling, general and
       administrative expenses                 2,001,115       1,092,917
      -------------------------------------------------------------------

      (Loss) from operations                    (390,858)        (33,240)
      -------------------------------------------------------------------

      Other (expense) income
       Interest expense (Note 5)                 110,171             -
       Other income                                  -            30,770
      -------------------------------------------------------------------

      Total other (expense) income               110,171          30,770
      -------------------------------------------------------------------

      Net (loss)                              $ (501,029)     $   (2,470)
      ===================================================================

                  See accompanying summary of accounting policies and notes
                        to combined financial statements.

                      Allied Environmental Services, Inc. and Affiliates

                       Combined Statements of Stockholders' (Deficiency)


      ==========================================================================

                                                     Additional
                                           Common       Paid-In
                                            Stock       Capital    (Deficit)
      ------------------------------------------------------------------------
      Balance, June 30, 1994              $11,200    $     -     $  149,601

      Net (loss) for the five
       months ended November 30, 1994          -           -         (2,470)
      ------------------------------------------------------------------------

                                           11,200          -        147,131

      Adjustments to record the
       acquisition of Allied                   -        48,924     (147,131)

      Payments made by parent of amounts
       due to former stockholders:
         Short term notes                      -     1,923,752         -
         Interest                              -        10,072         -

      Net (loss) for the seven months
       ended June 30, 1995                     -           -       (501,029)
      ------------------------------------------------------------------------

      Balance, June 30, 1995              $11,200   $1,982,748    $(501,029)
      ========================================================================

          See accompanying summary of accounting policies and notes to combined financial statements.

                      Allied Environmental Services, Inc. and Affiliates

                                       Combined Statements of Cash Flows



      ========================================================================

                                               Seven months    Five months
                                                      ended          ended
                                                   June 30,    November 30,
                                                       1995            1994
      ====================================================================

      Cash flows from operating activities
       Net (loss)                               $ (501,029)      $  (2,470)
       Adjustments to reconcile net (loss)
        to net cash provided (used) by
        operating activities
         Interest paid by parent reflected
          as a contribution of capital              10,072             -
         Depreciation and amortization              88,318             318
         Provision for (recovery of) losses
          on accounts receivable                   (55,076)        205,076
         Decrease (increase) in assets
          Accounts receivable                      115,958         599,113
          Prepaid expenses and other current
           assets                                  (13,053)         22,388
          Due from affiliated companies             67,882         (96,931)
       Increase (decrease) in liabilities
        Accounts payable                           (26,611)       (824,128)
        Accrued expenses and other current
         liabilities                                48,450          21,736
        Due to parent                              623,605             -
        Due to affiliated companies                  5,291             -
      ----------------------------------------------------------------------

      Net cash provided (used) by operating
       activities                                  363,807         (74,898)
      ----------------------------------------------------------------------

      Cash flows from investing activities
       Purchases of property and equipment          (2,326)           (500)
       Services rendered reflected as costs
        associated with the acquisition of
        the Company                                (25,931)            -
      ----------------------------------------------------------------------

      Net cash (used) in investing activities      (28,257)           (500)
      ----------------------------------------------------------------------

      Net increase (decrease) in cash              335,550         (75,398)

      Cash, beginning of period                   (239,405)       (164,007)
      ----------------------------------------------------------------------

      Cash, end of period                          $96,145       $(239,405)
      ======================================================================

      Supplemental disclosure of non-cash
       activities
       Acquisition of Allied Environmental
        Services, Inc.
        Fair value of non-cash assets           $2,387,177       $     -
      ======================================================================

      Liabilities assumed                       $2,202,915       $     -
      ======================================================================

      Payments made by parent of amounts due
       to former stockholders reflected as
       contributions of capital                 $1,933,824       $     -
      ======================================================================

            See accompanying summary of accounting policies and notes
                   to combined financial statements.

                      Allied Environmental Services, Inc. and Affiliates

                              Summary of Significant Accounting Policies



================================================================================

Principles of         The combined financial statements include the
Combination           accounts of the following companies, all of
                      which have common ownership and/or activity as follows. Throughout this report, these com-panies will be referred to as the "Company" or "Allied":


                                                Common Stock
                                                      Issued and
                                        Authorized    Outstanding    Amount
                      -------------------------------------------------------

                      Allied Environmental
                       Services, Inc.          200            100   $10,000
                      Allied Environmental
                       Services West, Inc.     200            100     1,000
                      Allied Waste
                       Management, Inc.        200            100       100
                      Allied Environmental
                       Mid-Atlantic, Inc.      200            100       100
                      -------------------------------------------------------

                                               800            400   $11,200
                      =======================================================

                      All significant intercompany transactions and balances have been eliminated.

Business              The Company is a wholly-owned subsidiary of Global Spill
Operations            Management, Inc.  The primary business of the Company is
                      the arranging for the transportation and disposal of contaminated soil and other contaminated waste products.
                      The Company's customer base is primarily comprised of companies located in the States of New York, New Jersey, Pennsylvania and California.

Property and          Property and equipment are stated at cost. Depreciation
Equipment and         is provided using accelerated methods over the estimated
Depreciation          useful lives of the assets which range from five to
                      seven years. Upon sale or retirement of assets, the cost and accumulated depreciation are eliminated from the accounts and the related gain or loss is included in income. Expenditures for repairs and maintenance are charged to income as incurred.


Goodwill and          Goodwill, which represents the excess of the purchase
Amortization          price paid by the parent over the fair value of the net
                      assets of the Company as of the date of the acquisition is being amortized using the straight line method over the estimated useful life which is twenty years.

                      Allied Environmental Services, Inc. and Affiliates

                              Summary of Significant Accounting Policies


================================================================================

Revenue               Revenues are recognized as services are preformed.
Recognition

Concentrations        Trade receivables are financial instruments which
of Credit Risk        potentially subject the Company to credit risk. The
                      Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company generally does not require collateral or other security from its customers. No single customer accounted for a significant amount of the Company's sales for the seven months ended
                      June 30, 1995 or the five months ended November 30, 1994 and there were no significant accounts receivable from a single customer at June 30, 1995.

Use of                The preparation of financial statements in conformity
Estimates             with generally accepted accounting principles requires
                      management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value            The carrying amounts reported in the combined balance
of Financial          sheet for accounts receivable, accounts payable, and
Instruments           accrued expenses and other current liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes          Income taxes are calculated using the liability method
                      specified by Statement of Financial Accounting Standards
                      No. 109, "Accounting for Income Taxes."

                      For the year ended December 31, 1994 (previous tax year) and for the six months ended June 30, 1995, Allied Environmental Services, Inc. and its affiliates (combined herein) will be filing individual company Federal income tax returns (unconsolidated).

                              Allied Environmental Services, Inc. and Affiliates

                                          Notes to Combined Financial Statements


================================================================================


1.  Basis of          From the period July 1, 1994 to November 30, 1994,
    Presentation      the Company was a closely held private company.  On
                      December 1, 1994, all of the outstanding stock of the company was acquired by Global Spill Management, Inc., a publicly owned company. As a result, the Company has adopted a new basis of accounting, for which all of the consolidating entries which were made by the parent to record the acquisition of the Company have been "pushed down" to the Company, where they will now be reflected as having occurred on the date of the acquisition. Also, the Company is presenting statements of operations and cash flows to reflect the change in ownership.

2.  Property and      Major classes of property and equipment consist of the
    Equipment         following:

                      June 30,                                          1995
                      --------------------------------------------------------

                      Building improvements                         $  2,784
                      Office equipment and furniture                  11,727
                      --------------------------------------------------------

                                                                      14,511
                      Less accumulated depreciation                   (5,748)
                      --------------------------------------------------------

                      Net property and equipment                    $  8,763
                      ========================================================

                      Depreciation expense amounted to $818 and $318 for the seven months ended June 30, 1995 and the five months ended November 30, 1994, respectively.

3.  Transactions      Sales to and purchases from affiliated companies amounted
    with Affiliated   to $133,105 and $13,610 for the seven months ended June
    Companies         30, 1995. There were no sales or purchases from affiliated companies during the five months ended November 30, 1994.

                      During the five months ended November 30, 1994, the Company advanced $97,000 to Allied Lead Services, Inc., an affiliated company through common ownership, for working capital purposes. During the seven months ended June 30, 1995, the Company was repaid $96,610.

                      Allied Environmental Services, Inc. and Affiliates

                                  Notes to Combined Financial Statements



===============================================================================

                      Balances with affiliated companies, which are non-interest bearing and provide for no specific repayment terms, consist of:


                      June 30,                                         1995
                      -------------------------------------------------------

                      Due from affiliated companies
                       GSM Environmental, Inc.                     $104,371
                       Land N Sea Environmental Services, Inc.       10,503
                       Allied Lead Services, Inc.                       390
                      -------------------------------------------------------

                                                                   $115,264
                      =======================================================

                      June 30,                                         1995
                      -------------------------------------------------------

                      Due to affiliated companies
                       Environmental Disposal Options Corporation  $  5,291
                      -------------------------------------------------------

                                                                   $  5,291
                      =======================================================

4.  Due to            The Company uses various services provided by its parent,
    Parent            Global Spill Management, Inc.  For the seven months ended
                      June 30, 1995, the cost for these services amounted to $782,961. The parent allocated the Company's portion of these costs on a basis consistent with the method of allocation to all other subsidiaries. In the opinion of Company management, the costs so allocated represent a fair measure of the services provided, similar to that which would have been incurred otherwise. As of June 30, 1995, the Company owed its parent $623,605 for these services.

5.  Notes Payable,    On December 1, 1994, the parent acquired all of the issued
    Former            and outstanding stock of the Company for $3,072,560,
    Stockholders      payable in cash in the amount of $43,750, short term
                      notes in the amount of $1,956,250, bearing interest at 8.5%, and an eight year note in the amount of $1,072,561 bearing interest at 2% above the Wall Street Journal published prime rate. The notes are collateralized by the common stock of Allied and its affiliates purchased by

                      Allied Environmental Services, Inc. and Affiliates

                                  Notes to Combined Financial Statements



================================================================================


                      the parent. The eight year note is due in annual installments of $134,070 on December 1 of each year starting in 1996.

                      During the seven months ended June 30, 1995, the parent made payments on the short term notes totaling $1,923,752, which amounts have been reflected by the Company as a contribution to capital.

                      The annual maturities for the next five years are as follows:

                                 1996         $   166,568
                                 1997             134,070
                                 1998             134,070
                                 1999             134,070
                                 2000             134,070
                                 Thereafter       402,210
                      --------------------------------------------------------

                                              $ 1,105,058
                      ========================================================

                      Interest expense for the seven months ended June 30, 1995 amounted to $110,171, of which $10,072 was paid by the parent and has also been reflected as a contribution of capital.

6.  Commitments       The Company has an operating lease agreement for
                      the rental of office space, which expires in February 1997 and provides for a minimum annual base rent of $33,000.

                      The aggregate future minimum lease commitments relating to the noncancellable operating lease as of June 30, 1995 were as follows:

                                 1996          $  33,100
                                 1997             22,600
                      -------------------------------------------------------
                                               $  55,700
                      =======================================================

                      Rent expense for the seven months ended June 30, 1995 and the five months ended November 30, 1994 was $20,835 and $15,100, respectively.

                      Allied Environmental Services, Inc. and Affiliates

                                  Notes to Combined Financial Statements



================================================================================


 7.  Income Taxes     Deferred income taxes reflect the net tax effects
                      of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                      At June 30, 1995, the components of the deferred tax assets were as follows:

                      June 30,                                        1995
                      --------------------------------------------------------

                      Reserves, allowances and adjustments       $  60,000
                      Net operating loss carryforwards             135,700
                      Valuation allowances                        (195,700)
                      -------------------------------------------------------

                      Deferred income taxes                      $     -
                      =======================================================

                      At June 30, 1995, the net operating loss carryforward for Federal income tax purposes amounted to $399,000 which expires in 2010.

8.  Borrowings        The Company's parent, Global Spill Management, Inc., has a revolving line of credit with a bank. The line of credit is collateralized by a secured interest in substantially all of the Company's assets.

9.  Subsequent        In May 1996, the Company entered into an agreement, under
    Event             the terms of which its parent has agreed to sell all of
                      the assets of the Company to Eastern Environmental
                      Services, Inc. for stock estimated to be worth $700,000.

              Allied Environmental Services, Inc. and Affiliates

                            Combined Balance Sheet

- ------------------------------------------------------------------------------

                                                           June 30, 1996
                                                            (Unaudited)
                                                            -----------
Assets

Current
  Cash                                                         ($2,663)
  Accounts receivable, less allowance for
    possible losses of $150,000                              2,058,642
  Prepaid expenses and other current assets                     16,552
                                                             ----------

Total current assets                                         2,072,531

Property and equipment, net                                      5,484
Goodwill, net                                                  127,116
                                                             ----------


                                                             $2,205,131
                                                             ==========

- -------------------------------------------------------------------------------
                                                             June 30, 1996
                                                              (Unaudited)
                                                             -------------
Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable                                            $1,524,541
  Accured expenses and other current liabilities                  20,546
                                                              ----------
Total current liabilities                                      1,545,087

Stockholders' Equity
  Common stock, no par value                                      11,200
  Additional paid-in capital                                   3,071,396
  (Deficit)                                                   (2,422,522)
                                                              -----------

Total stockholders' equity                                       660,044

                                                              $ 2,205,131
                                                                =========

See accompanying note to combined financial statements.

              Allied Environmental Services, Inc. and Affiliates

                       Combined Statement of Operations

- --------------------------------------------------------------------------------

                                                                Year ended
                                                                June 30, 1996
                                                                (Unaudited)
                                                                -------------
Sales                                                           $11,097,634

Cost of sales                                                     8,255,721
                                                                -----------

Gross profit                                                      2,841,913

Selling, general and administrative expenses                      2,155,195

Impairment loss, goodwill                                         2,621,380

Allocation of overhead from parent                                  885,723
                                                                -----------

Loss from operations                                             (2,820,385)

Extinguishment of shareholder debt                                1,008,248

Interest expense                                                    109,386
                                                                -----------

Net loss                                                        ($1,921,523)
                                                                ===========

See accompanying note to combined financial statements.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                     Note to Combined Financial Statements

                                  (Unaudited)

1.  Basis of Presentation and Principles of Combination

The accompanying unaudited combined financial statements include the combination accounts of Allied Environmental Services, Inc. and Affiliates, (the "Company") and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in combination. These financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of results of operations for the period presented. Certain information and footnote disclosures normally included in financial statement prepared in accordance with generally accepted accounting principles have been omitted. These unaudited financial statements should be read in conjunction with the historical financial statements and notes thereto appearing elsewhere in this filing.